UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: November 2, 2004
                        (Date of earliest event reported)


                          NATHANIEL ENERGY CORPORATION
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


   Delaware                         000-27783               84-1572525
   --------                         ---------               ----------
(State or Other              (Commission File No.)  (IRS Employer Identification
Jurisdiction Incorporation)                          Number)


               8001 S. InterPort Blvd., Englewood, Colorado 80112
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 690-8300


        ----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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     (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events.

     On November 2, 2004 Nathaniel Energy Corporation issued a press release announcing the successful proof of process of its Thermal Combustor (TM) technology in Italy and providing an update on the project in Cologna Veneta Italy. A Thermal Combustor (TM) successfully gasified and combusted refuse derived fuel and produced over 1 megawatt of electricity.

     Nathaniel was unable to complete the functionality test process under the agreement to receive its first payment of 50% of the total contract price because it stopped the testing process to address the poor quality fuel which was supplied by the other contract parties outside of specification and densification requirements for successful operation of the Thermal Combustor
(TM). Nathaniel believes that it was necessary to stop the testing to protect the equipment from damage and to address contract issues regarding the fuel specifications with the other parties. Nathaniel is continuing discussions with the other contract parties, but no mutual understandings relating to the contract issues have been reached. Nathaniel has retained counsel to protect its interests in the contract.

     The press release is attached as Exhibit 99.1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NATHANIEL ENERGY CORPORATION


Dated:  November 4, 2004             By: /s/ George A. Cretecos, COO
                                     -------------------------------------------
                                     George A. Cretecos, Chief Operating Officer